Investor Presentation January 2022

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 2 Forward-Looking Statements Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non- GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non- GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

Company Overview

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 4 At a Glance – CB Financial Services, Inc. Shareholder Information Share Price $24.20 Shares Outstanding 5.3M Public Float 4.7M Market Cap 127.3M Total Stockholder’s Equity $133.1M Book Value per Share $25.31 Tangible Book Value per Share (1) $22.45 Price to Book Value 0.96X Price to Tangible Book Value (1) 1.08X P/E (FY 2021 EPS of $2.15) 11.3X P/E (FY 2021 Adjusted EPS of $1.95) (1) 12.4X • Community Bank headquartered in Southwestern PA • Founded in 1901 • Community Bank operates 11 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, and three offices in Marshall and Ohio Counties in West Virginia. • Financial Overview – Assets: $1.43 billion – Loans: $1.02 billion – Deposits: $1.23 billion • Focused on investing in organic growth initiatives while also returning capital to shareholders via share repurchases. Corporate Overview • All daily trading information/multiples as of January 25, 2022 • All other financial information as of December 31, 2021 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 5 Community Bank Mission Statement Community Bank is an exceptional, independent financial institution. We will provide our customers with valuable, appropriate products and outstanding personal service. Community Bank strives to continue to grow and continue to create value for our shareholders. Our employees will be treated fairly and given opportunities for personal growth. We will be closely involved in improving our communities.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 6 Investment Thesis: Well-Positioned to Achieve Better than Peer Results Solid Fundamental Leadership ◦ Executive team with an average of over 25 years experience in lending, finance, and credit ◦ Led by CEO John Montgomery, an accomplished bank executive with over 30 years of experience Market Presence with Brand Recognition ◦ 120 Year History ◦ Serving Stable Southwestern PA market Blending Efficiency with Technology ◦ Optimization efforts implemented in 2020-2021 ◦ Improved profitability while continuing to invest in digital marketing and technology

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 7 Diversified Business • Well-positioned to serve the needs of small and medium- sized businesses across our footprint • Growing presence within the Pittsburgh MSA • Strong asset quality Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage • Active mortgage origination platform with dedicated mortgage originators • Robust housing market • Expanding mortgage banking platform into legacy markets • Continued momentum and growth following the Beynon Insurance acquisition in August 2018 • Complementary to commercial and retail banking business • Currently operating in Southwestern PA, Central WV, Ohio River Valley

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 8 Leveraging a Rich History and Community Presence 1901 1987 2006 2007-2019 2020 2021 - The Bank was originally chartered in 1901 as The First National Bank of Carmichaels, serving southwestern PA and local community Changed name to Community Bank, National Association Community Bank weathered the financial crisis, continued to expand its community presence, and launched new insurance and wealth management services The onset of COVID-19 increased demand for fintech solutions and mobile banking services Community Bank Appoints John Montgomery President & CEO in August 2020 The Beginning and Formation of the Bank Branch Network Supporting SW Pennsylvania, WV, and OH Global Pandemic Accelerates Need for Revitalization Completed a charter conversion from a national bank to a Pennsylvania-chartered commercial bank wholly- owned by the Company Community Bank completed optimization of its current branch network through the consolidation of six and sale of two branch locations Community Bank engaged with third- party workflow optimization experts to assist in implementing robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies and grow revenue in the near and long-term Implementation of Strategic Initiatives Aimed at Optimizing Branch Network and Positioning Community Bank for the Future

Attractive Operating Markets ~ New Infrastructure

Community Bank

Pittsburgh Metropolitan Area

- Population of approximately 2.3 million with a median household income of nearly $64,000, which is projected to increase 10.2% in the next 5 years
- Large market for energy, healthcare, technology, and manufacturing companies(1)
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University(1)
- Fortune 500 companies headquartered in Pittsburgh MSA include: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International(2)
- Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh
- Substantial medical services investment is happening regionally:
  - UPMC is investing $2 billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA
  - UPMC said it plans to break ground on the 900,000-square-foot heart and transplant hospital in the second half of 2022, according to the Pittsburgh Business Journal. Construction is slated to take about four years, and UPMC expects the facility to open in late 2026.

Large Employers in Operating Area

ANSYS
CROWN CASTLE
CONSOL ENERGY
WESCO
UPMC LIFE CHANGING MEDICINE
84 LUMBER
VIATRIS
FedEx
EQT


UPMC | VISION AND REHABILITATION HOSPITAL
At UPMC Mercy

Opening of Southern Beltway from I-79 in Washington County to Pittsburgh International Airport



- Pittsburgh's first major highway in decades
- 110,000 drivers connected between Washington County and Pittsburgh International Airport

(1) https://datausa.io/profile/geo/pittsburgh-pa/
(2) http://fortune.com/fortune500/

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 9

Executive Leadership Team



John Montgomery

- President & CEO; appointed in August 2020
- Accomplished bank executive with over 30 years of experience
- Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank located in St. Louis, Missouri.



Jamie Prah

- Executive Vice President & Chief Financial Officer
- 20+ years of banking experience with 9 years in CEO/CFO role
- Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO
- Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight



Ralph Burchianti

- Senior Executive Vice President & Chief Credit Officer
- Director since 2018
- Responsibilities include oversight of credit & underwriting policies for the organization
- Nearly 35 years of experience with CBFV



Jennifer George

- Senior Executive Vice President & Chief Operations Officer
- Appointed SEVP in October 2021, EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance
- 20+ years banking experience with a background in Accounting. Specializing in operations, BSA, compliance & human resources
- Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 10

2021 Update

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 12 2021: Goals and Accomplishments 01 03 02 Well-positioned to capitalize on continued U.S. housing market recovery Continued Progress on Optimization Efforts – Significant reduction in non-interest expense and salaries while still expanding revenue producing initiatives – Consolidated six branch locations effective June 30, 2021 – Completed the sale of two West Virginia locations on December 10, 2021 Grow Loans and Deposits – Total loans, excluding PPP loans, increased $27.4 million, or 11.3% annualized, from September 30, 2021 – Loan growth is paramount given a low-interest rate environment and excess cash – Deposits grew year-over-year inclusive of the branch sale of $102.8 million of deposits Active Stock Buyback Plan – On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company's outstanding common stock – As of January 21, 2022, the Company had repurchased $4.5 million of the Company's common stock (192,389 shares) at an average price of $23.34 per share – Intend to use net proceeds of $14.6 million from subordinated debt offering in December 2021 to fund continued execution of share buyback plan subject to market conditions 02 Increased Securities Purchases to Utilize Available Liquidity – Increased $79.6 million, or 54.7%, to $225.0 million at December 31, 2021 from December 31, 2020 – Expected $650,000 increase in pre-tax income, or 6bps of incremental margin to bottom line annually

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 13 Fourth Quarter 2021 Highlights Solid Profitability During Optimization Efforts (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. (comparison to December 31, 2020) Reported Adjusted (non-GAAP) $2.8M Reported Adjusted (non-GAAP)1 NI $7.0M $0.53EPS $1.31 0.76% 1.87% 8.55% 20.95% ROAA ROAE Net Income (NI) Loans and Deposits Book Value Q4 2021 net income (GAAP) was $7.0M, or $1.31 per diluted share, compared to $3.1M, or $0.57 per diluted share, in the prior year period Adjusted net income (non-GAAP) was $2.8M, or $0.53 per diluted share, compared to $3.1M, or $0.58 per diluted share Total loans as of December 31, 2021 were $1.02B, a decrease of $24.0M compared to the prior year end Total deposits as of December 31, 2021 were $1.23B, an increase of $2.0M compared to the prior year end Book value per share was $25.31 at December 31, 2021, compared to $24.76 at the prior year end Tangible book value per share was $22.45 at December 31, 2021, compared to $21.42 at the prior year end (1). 192,389Shares Repurchased (at January 21, 2022)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 14 Branch Optimization and Operational Efficiency Efforts Expected Costs / Savings Total non-recurring pre-tax costs during 2021 of $7.5 million. This cost excludes the impact of the realized premium on deposits from the sale of branches of $5.2 million in Q4 2021. CB anticipates these ongoing savings being incremental to net income beginning in 2022. Writedown on fixed assets $2.3 Branch Optimization: $3.0 Million Operational Efficiency and Revenue Generation: $2.5 – 3.5 Million Impairment of intangible assets $1.2 Contracted services $2.8 Employee severance costs $0.3 Branch lease impairment $0.2 Legal and professional fees $0.4 Data processing fees $0.1 Other $0.2 Total $7.5 FY 2021 Expenses ($ millions) Expected Savings in 2022 and Future Years

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 15 Branch Optimization and Operational Efficiency Initiative Management has consolidated six branches and sold two others: Consolidation • Monongahela, PA • Perryopolis, PA • Pioneer, PA • Southpointe, PA • Bellaire, OH • Wellsburg, WV Divestiture: • New Martinsville, WV • Buckhannon, WV A comprehensive review of Community Bank’s branch network and operating environment has been completed with the following priorities: • Improve profitability • Improve efficiency • Investment in digital marketing and technology • Increased automation in back-office operations • Thorough evaluation of individualized processes and identified 185 specific areas for improvement, including: ◦ Infrastructure / Client experience improvements • Employees focused on customers / clients Identifying Solutions to Improve Operating Performance Branch Consolidation and Divestitures Support Brand While Enhancing Customer Loyalty and Engagement From the Top of the Organization to Every ATM!

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 16 Increasing Efficiency In Our Branch Network ◦ Reduced overall branch locations from 24 to 14 over the past 7 quarters ◦ Gaining traction in reduction of non- interest expense and salaries ◦ Overall deposits grew inclusive of the sale of $102.8 million of deposits from two branches sold in Q4 2021 Branch Optimization Efforts $46,110 $51,910 $54,502 $55,662 $58,385 $79,757 $80,488 $87,615 Total Deposits Deposits Per Branch 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 $1,000,000 $1,050,000 $1,100,000 $1,150,000 $1,200,000 $1,250,000 $1,300,000 $1,350,000 $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 17 Divestiture of Two West Virginia Branches Completed Q4 2021 Purchase and Assumption Agreement with Citizens Bank of West Virginia, Inc. Citizens assumed certain deposit liabilities and acquired certain loans, as well as cash, real property, personal property and other fixed assets associated with the two branches. Deposit and loan balances at the branch locations as of closing were $102.8 million and $6.1 million, respectively. Divestiture closed in the fourth quarter of 2021. Citizens paid a 5% deposit premium, totaling $5.2 million on the total deposits transferred. Allows for Community Bank to focus on its core markets surrounding Southwestern PA as well as advance efficiency throughout the organization. Branch Optimization Initiative

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 18 Revenue Generating Initiatives GOAL: Leverage strong brand recognition and lending relationships to support organic loan growth and enhance revenue generating potential in CB’s core markets As part of optimization initiatives and following COVID-19, we have been more selective on growing new loans while implementing strategic steps to take advantage of economic recovery in Southwestern PA and in the Ohio Valley. March 2021 April 2021 April 2021 July 2021 New CRM Process Implemented a multi-faceted sales process for loan officers from identification to closing Milestone Leveraging CB’s upcoming 120th anniversary to generate awareness Loan Pipeline Better identification measures for loan pipeline Data Evaluation Re-evaluated data set for commercial loan leads Moving Forward Identify Talent Productivity Management Leverage Resilient and Scalable Franchise Sep 2021 Lending Initiatives Efficiency in indirect auto loan process while not sacrificing credit quality

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 19 Revenue Metrics Benefiting From Optimization Efforts ▪ Total Interest and Dividend Income, plus Insurance Commissions, continue to grow ▪ Completion of optimization initiative in 2021 positions CBFV well going into 2022 Improving Returns on Our Human Capital

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 20 • Empower our experienced, high-quality employees to provide superior customer service in all aspects of our business ◦ Net Promoter Score of 45 vs. a U.S. bank average of 35 (higher number represents an increasingly satisfied customer base) • Create a sales and service culture which builds full relationships with our customers • Utilize technology investments to enhance speed of process while improving customer experience • Enhance profitability and efficiency potential while continuing to invest for future growth • Continue our track record of opportunistic growth in the robust Pittsburgh MSA and across our footprint • Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets • Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Building on Core Strengths Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 21 ZIRR Creates NIM Pressures on All Banks Disruption by Technology and FinTech Online and Mobile Delivery of Services is Essential Evaluating Market Changes ~ Need to Adapt Changing Consumer Behavior Requirements for Instant Service to Fulfill Expectations (One Click) 0%

Financial Update – Q4 2021

Community Bank

($000s except per share)	2018 FY 12/31/18	2019 FY 12/31/19	2020 FY 12/31/20	2021 FY 12/31/21	Q4 2020 12/31/20	Q4 2021 12/31/21
Balance Sheet						
Total Assets	$1,281,701	$1,321,537	$1,416,720	$1,425,479	$1,416,720	**$1,425,479**
Total Loans	912,872	952,496	1,044,753	1,020,796	1,044,753	**1,020,796**
Total Deposits	1,086,658	1,118,359	1,224,569	1,226,613	1,224,569	**1,226,613**
Tangible Common Equity(2)	96,545	112,145	116,399	118,097	116,399	**118,097**
Capital Ratios (%)						
Loans/ Deposits	84.0 %	85.2 %	85.3 %	83.2 %	85.3 %	**83.2 %**
Tangible. Common Equity / Tangible Assets(2)	7.78	8.74	8.32	8.37	8.32	**8.37**
Tier 1 Ratio(3)	11.4	11.4	11.8	12.0	11.8	**12.0**
Total Capital Ratio(3)	12.6	12.5	13.0	13.2	13.0	**13.2**
Asset Quality (%)(1)						
NPAs/ Assets	0.56 %	0.42 %	1.04 %	0.51 %	1.04 %	**0.51 %**
NCOs/ Avg Loans	0.21	0.05	0.11	0.01	0.39	**0.03**
Reserves/ Nonaccrual Loans	291	340	117	233	117	**233**
Profitability						
Net Income (Loss)	$ 7,052	$ 14,327	$ (10,640)	$ 11,570	$ 3,079	**$ 6,965**
ROAA	0.61 %	1.09 %	(0.77)%	0.79 %	0.87 %	**1.87 %**
PTPP ROAA(2)	0.96	1.28	1.05	1.16	1.11	**2.41**
ROAE	5.91	9.89	(7.18)	8.66	9.13	**20.95**
ROATCE(2)	9.21	15.09	8.86	12.54	12.42	**25.22**
Net Interest Margin (FTE)(2)	3.59	3.64	3.32	2.94	3.22	**2.96**
Adjusted Efficiency Ratio(2)	71.1	63.8	68.1	74.2	68.1	**69.7**
Diluted EPS	$ 1.40	$ 2.63	$ (1.97)	$ 2.15	$ 0.57	**$ 1.31**
TBV Per Share(2)	17.77	20.52	21.42	22.45	21.42	**22.45**

(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.
(3) Regulatory capital ratios are bank-level.

- Diluted EPS (GAAP) for Q4 2021 was $1.31, compared to $0.57 in the prior year period
- NIM (GAAP) decreased 26 bps year-over-year to 2.95% compared with Q4 2020 of 3.21% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans (including Payroll Protection Program ("PPP") loans) were $1.02 billion, a decrease of $24.0 million compared to prior year end
- Total loans (excluding PPP loans) were $996.3 million, a increase of $6.6 million compared to the prior year end
- Total deposits were $1.23 billion, an increase of $2.0 million compared to the prior year end
- Total assets increased to $1.43 billion, compared to $1.42 billion at the prior year end.
- Regulatory capital levels remain well capitalized.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 22

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 24 ◦ Continuing to drive organic loan growth without sacrificing credit underwriting standards ◦ Providing personalized customer engagement that leads to repeat and referral business ◦ Focus on growing core deposits ◦ New competitive core system ◦ Branch optimization Operating Initiatives Have Lead to Consistent Growth with a High-Quality Balance Sheet ($ in m ill io ns ) Total Assets $830.7 $846.1 $934.5 $1,281.7 $1,321.5 $1,416.7 $1,425.5 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 $600 $800 $1,000 $1,200 $1,400 $1,600

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 25 Expertise in Commercial Real Estate Commercial & Industrial 8.7% Real Estate- Construction 8.3% Real Estate- Commercial 38.4% Real Estate- Residential 31.4% Consumer 12.0% Other 1.1% Loan Growth Trend and CRE Loan Composition (as of December 31, 2021) ($ in m ill io ns ) Total Loans $683.4 $681.9 $744.4 $912.9 $952.5 $1,044.8 $1,020.8 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 $1,100.0

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 26 Industry CRE Portfolio Owner Occupied CRE Loans by Industry – $90.7M Non-Owner Occupied CRE Loans by Industry – $301.4M Source: Company information as of 12/31/21 Retail Space 26.8% Warehouse Space 21.7% Other Non-Farm/ Non-Residential 17.0% Medical Facilities 9.2% Office Space 6.7% Churches 4.6% Senior Housing 4.1% Manufacturing 3.6% Restaurants 2.8% Other 3.6% Multifamily 26.1% Retail Space 23.8% Office Space 12.6% Warehouse Space 8.8% Manufacturing 6.9% Hotels 5.8% Other Non-Farm/ Non-Residential 5.0% Medical Facilities 4.0% Restaurants 3.0% Oil and Gas 2.3% Senior Housing 1.3% Other 0.5%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 27 Industry C&I Portfolio C&I Loans by Industry – $64.5M excl. PPP Source: Company information as of 12/31/21 Arts, Entertainment and Recreation 11% Educational Services 10% Finance and Insurance 9% Oil and Gas 9% Professional, Scientific, and Technical Services 9% Manufacturing 9% Real Estate Rental and Leasing 8% Construction 7% Senior Housing 7% Wholesale Trade 7% Health Care and Social Assistance 5% Retail Trade 3% Utilities 2% Transportation and Warehousing 2% Other Services 2% Information 1%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 28 Total Deposits and Deposit Composition (as of December 31, 2021) ($ in m ill io ns ) Total Deposits $679.3 $698.2 $773.3 $1,086.7 $1,118.4 $1,224.6 $1,226.6 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 Deposit Composition Non-Interest Bearing Demand Deposits 31.5% Interest Bearing Demand Deposits 22.2% Money Market Accounts 15.7% Savings Accounts 19.5% Time Deposits 11.1%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 29 Asset Quality Trends NCOs (Recoveries) / Average LoansNon-Current Loans / Total Loans Allowance for Loan Losses to Total Loans NPAs / Total Assets 1.04% 1.03% 1.26% 0.85% 0.49% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 0.39% 0.02% (0.01)% (0.01)% 0.03% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 1.22% 1.22% 1.15% 1.16% 1.13% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 1.10% 1.15% 1.20% 1.25% 1.04% 0.98% 1.07% 0.74% 0.51% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 0.25% 0.50% 0.75% 1.00% 1.25%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 30 Revenue Diversification • Noninterest income sources comprised approximately 22.3% of total operating revenue during 2021; provides stable revenue stream • FY 2021 Noninterest income included a $5.2 million non-recurring, gain resulting from the sale of two branches $ in M ill io ns Total Revenue - Five Quarter Trend ($M) $10.6 $10.0 $9.9 $10.0 $10.2 $2.8 $3.2 $2.2 $2.2 $8.7 Net Interest Income Non Interest Income Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q4 2021 - Noninterest Income Mix (000's) Insurance Commissions $1,618 Net Gain on Sales of Loans $977 Net Gain on Purchased Tax Credits $17 Net Gain on Securities $44 Other Income $29 Other Commissions $90 Income from Bank- Owned Life Insurance $142 Service Fees $569

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 31 Net Income (Loss) and Adjusted Net Income(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Net Income (Loss) $ in 000's $3,079 $2,845 $1,983 $6,965 $(223) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $(1,000) $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Adjusted Net Income (1) $ in 000's $3,119 $2,492 $3,217 $1,966 $2,843 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 32 EPS - Diluted and Adjusted EPS - Diluted(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. EPS - Diluted 0.57 0.52 (0.04) 0.37 1.31 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 Adjusted EPS - Diluted (1) 0.58 0.46 0.59 0.36 0.53 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 33 Net Interest Margin (FTE)(1) (1) Net Interest Margin (GAAP) was 3.21%, 3.04%, 2.84%, 2.88%, and 2.95%, respectively, for the same time periods. 3.56% 3.17%3.22% 2.96% 0.48% 0.31% Yield on Earning Assets Net Interest Margin Cost of Funds Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 34 Adjusted Efficiency Ratio(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Efficiency Ratio (GAAP) was 72.51%, 71.44%, 112.91%, 80.05%, and 52.71%, respectively, for the same time periods. 68.06% 69.73% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 60.00% 65.00% 70.00% 75.00% 80.00% 85.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 35 Adjusted Return on Average Assets – ROAA(1) Adjusted Return on Average Equity – ROAE(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. ROAA (GAAP) was 0.87%, 0.81%, (0.06)%, 0.54% and 1.87%, respectively, for the same time periods. ROAE (GAAP) was 9.13%, 8.54%, (0.66)%, 5.93%, and 20.95%, respectively, for the same time periods. 0.88% 0.76% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 9.25% 8.55% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 36 Strong Capital Ratios (Community Bank) 11.43% 11.43% 12.54% 7.85% 11.79% 11.79% 13.04% 7.81% 11.95% 11.95% 13.18% 7.76% December 31, 2019 December 31, 2020 December 31, 2021 Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 37 Interest Rate Risk Sensitivity Estimated % Change in Net Interest Income Over: 0 – 12 Months (1) 13 – 24 Months (2) Change in Interest Rates Actual Actual Up 400 bps 16.95% 23.44% Up 300 bps 14.30% 19.32% Up 200 bps 10.27% 13.93% Up 100 bps 4.31% 6.49% Down 100 bps (6.80)% (9.01)% Source: Company information as of 12/31/21. (1) Assumes a parallel shift in the yield curve over 12 months, with no change thereafter. (2) Assumes a parallel shift in the yield curve over 24 months, with no change thereafter. • The sensitivity is measured as a percentage change in net interest income given the stated changes in interest rates compared to net interest income with rates unchanged in the same period

Moving Forward – Building a Stronger Community Investing for the Future Adaptive to New Consumer Expectations Engaging with Loyal Customers and Winning New Ones

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 39 Contact Information Company Contact: John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Jeremy Hellman, CFA Phone: (212) 836-9626 Email: jhellman@equityny.com NASDAQ Gal Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: 724-966-5041 Fax: 724-966-7867

Appendix

Community Bank

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Financial Condition Data	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
ASSETS					
Cash and Due From Banks	$ 119,674	$ 173,523	$ 172,010	$ 230,000	$ 160,911
Securities	224,974	221,351	208,472	142,156	145,400
Loans Held for Sale	—	17,407	11,409	—	—
Loans					
Real Estate:					
Residential	320,798	317,373	322,480	339,596	344,142
Commercial	392,124	379,621	360,518	370,118	373,555
Construction	85,028	78,075	85,187	77,714	72,600
Commercial and Industrial					
PPP	24,523	32,703	49,525	60,380	55,096
Other Commercial and Industrial	64,487	69,657	70,666	68,551	71,717
Consumer	122,152	112,087	106,404	111,650	113,854
Other	11,684	12,083	12,666	13,688	13,789
Total Loans	1,020,796	1,001,599	1,007,446	1,041,697	1,044,753
Allowance for Loan Losses	(11,582)	(11,581)	(11,544)	(12,725)	(12,771)
Loans, Net	1,009,214	990,018	995,902	1,028,972	1,031,982
Premises and Equipment Held for Sale	—	795	795	—	—
Premises and Equipment, Net	18,399	18,502	18,682	20,240	20,302
Bank-Owned Life Insurance	25,332	25,190	25,052	24,916	24,779
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	5,295	5,740	6,186	7,867	8,399
Accrued Interest and Other Assets	12,859	12,560	13,373	12,938	15,215
Total Assets	$ 1,425,479	$ 1,474,818	$ 1,461,613	$ 1,476,821	$ 1,416,720
LIABILITIES					
Deposits Held for Sale	$ —	$ 102,647	$ 102,557	$ —	$ —
Deposits					
Non-Interest Bearing Demand Deposits	385,775	373,320	368,452	377,137	340,569
Interest Bearing Demand Accounts	272,518	244,004	246,920	280,929	259,870
Money Market Accounts	192,125	190,426	176,824	198,975	199,029
Savings Accounts	239,482	232,679	226,639	246,725	235,088
Time Deposits	136,713	144,727	154,718	180,697	190,013
Total Deposits	1,226,613	1,185,156	1,173,553	1,284,463	1,224,569
Short-Term Borrowings	39,266	42,623	39,054	45,352	41,055
Other Borrowings	17,601	6,000	6,000	6,000	8,000
Accrued Interest and Other Liabilities	8,875	7,405	7,913	7,230	8,566
Total Liabilities	1,292,355	1,343,831	1,329,077	1,343,045	1,282,190
STOCKHOLDERS' EQUITY	$ 133,124	$ 130,987	$ 132,536	$ 133,776	$ 134,530

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 41

Community Bank

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Operating Data	Three Months Ended 12/31/21	09/30/21	06/30/21	03/31/21	12/31/20	Year Ended 12/31/21	12/31/20
Interest and Dividend Income							
Loans, Including Fees	9,904	9,718	9,936	10,146	10,833	39,704	42,883
Securities:							
Taxable	866	843	635	646	725	2,990	3,619
Tax-Exempt	66	71	74	78	78	289	369
Dividends	21	19	24	20	20	84	79
Other Interest and Dividend Income	106	135	151	98	99	490	517
Total Interest and Dividend Income	10,963	10,786	10,820	10,988	11,755	43,557	47,467
Interest Expense							
Deposits	636	715	827	947	1,036	3,125	5,172
Short-Term Borrowings	26	25	24	23	25	98	137
Other Borrowings	70	36	35	41	60	182	254
Total Interest Expense	732	776	886	1,011	1,121	3,405	5,563
Net Interest and Dividend Income	10,231	10,010	9,934	9,977	10,634	40,152	41,904
(Recovery) Provision for Loan Losses	75	—	(1,200)	—	—	(1,125)	4,000
Net Interest and Dividend Income After (Recovery) Provision for Loan Losses	10,156	10,010	11,134	9,977	10,634	41,277	37,904
Noninterest Income:							
Service Fees	569	602	614	546	560	2,331	2,206
Insurance Commissions	1,618	1,194	1,209	1,595	1,403	5,616	4,878
Other Commissions	90	93	173	165	105	521	479
Net Gain on Sales of Loans	977	49	31	86	388	1,143	1,391
Net Gain (Loss) on Securities	44	24	11	447	213	526	233
Net Gain on Purchased Tax Credits	17	18	17	18	16	70	62
Gain on Sale of Branches	5,203	—	—	—	—	5,203	—
Net Loss on Disposal of Fixed Assets	—	—	(3)	—	(13)	(3)	(61)
Income from Bank-Owned Life Insurance	142	138	136	137	140	553	557
Other Income (Loss)	29	80	31	180	(34)	320	(274)
Total Noninterest Income	8,689	2,198	2,219	3,174	2,778	16,280	9,471
Noninterest Expense:							
Salaries and Employee Benefits	5,181	4,787	5,076	4,894	5,126	19,938	19,809
Occupancy	619	615	1,024	710	606	2,968	2,797
Equipment	252	205	311	266	234	1,034	935
Data Processing	488	541	607	518	476	2,154	1,843
FDIC Assessment	222	293	249	250	344	1,014	837
PA Shares Tax	173	224	225	265	350	887	1,313
Contracted Services	1,133	1,441	750	687	577	4,011	2,048
Legal and Professional Fees	206	180	419	189	185	994	752
Advertising	191	225	193	140	178	749	664
Other Real Estate Owned (Income)	(30)	(89)	(26)	(38)	(39)	(183)	(69)
Amortization of Intangible Assets	445	446	503	532	532	1,926	2,128
Intangible Assets and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693
Writedown of Fixed Assets	23	2	2,268	—	240	2,293	1,124
Other	1,069	903	945	982	916	3,899	3,893
Total Noninterest Expense	9,972	9,773	13,722	9,395	9,725	42,862	56,767
Income (Loss) Before Income Tax Expense (Benefit)	8,873	2,435	(369)	3,756	3,687	14,695	(9,392)
Income Tax Expense (Benefit)	1,908	452	(146)	911	608	3,125	1,248
Net Income (Loss)	6,965	1,983	(223)	2,845	3,079	11,570	(10,640)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 42

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 43 Per Common Share Data (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.   Three Months Ended Year Ended Per Common Share Data 12/31/21 9/30/21 6/30/21 3/31/21 12/31/20 12/31/21 12/31/20 Dividends Per Common Share $ 0.24 $ 0.24 $ 0.24 $ 0.24 $ 0.24 $ 0.96 $ 0.96 Earnings (Loss) Per Common Share - Basic 1.32 0.37 (0.04) 0.52 0.57 2.15 (1.97) Earnings (Loss) Per Common Share - Diluted 1.31 0.37 (0.04) 0.52 0.57 2.15 (1.97) Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1) 0.53 0.36 0.59 0.46 0.58 1.95 1.61   Weighted Average Common Shares Outstanding - Basic 5,291,795 5,373,032 5,432,234 5,434,374 5,404,874 5,382,441 5,406,290 Weighted Average Common Shares Outstanding - Diluted 5,314,537 5,390,128 5,432,234 5,436,881 5,406,068 5,392,729 5,406,290   12/31/21 9/30/21 6/30/21 3/31/21 12/31/20 Common Shares Outstanding 5,260,672 5,330,401 5,409,077 5,434,374 5,434,374 Book Value Per Common Share $ 25.31 $ 24.57 $ 24.50 $ 24.62 $ 24.76 Tangible Book Value per Common Share (Non-GAAP) (1) 22.45 21.67 21.56 21.38 21.42 Stockholders’ Equity to Assets 9.3% 8.9% 9.1% 9.1% 9.5 % Tangible Common Equity to Tangible Assets (Non-GAAP) (1) 8.4 7.9 8.1 8.0 8.3

Selected Financial Ratios /Asset Quality Ratios / Capital Ratios

Community Bank

Selected Financial Ratios [2]	Three Months Ended 12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	Year Ended 12/31/21	12/31/20
Return on Average Assets	1.87 %	0.54 %	(0.06)%	0.81 %	0.87 %	0.79 %	(0.77)%
Adjusted Return on Average Assets (Non-GAAP) [1]	0.76	0.53	0.87	0.71	0.88	0.72	0.63
Return on Average Equity	20.95	5.93	(0.66)	8.54	9.13	8.66	(7.18)
Adjusted Return on Average Equity (Non-GAAP) [1]	8.55	5.88	9.57	7.48	9.25	7.87	5.88
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	145.09	146.78	146.82	142.98	141.58	145.44	139.89
Average Equity to Average Assets	8.93	9.03	9.08	9.48	9.49	9.12	10.75
Net Interest Rate Spread	2.85	2.77	2.72	2.91	3.07	2.81	3.13
Net Interest Rate Spread (FTE) (Non-GAAP) [1]	2.86	2.78	2.74	2.92	3.08	2.82	3.15
Net Interest Margin	2.95	2.88	2.84	3.04	3.21	2.92	3.30
Net Interest Margin (FTE) (Non-GAAP) [1]	2.96	2.89	2.85	3.05	3.22	2.94	3.32
Net (Recoveries) Charge-offs to Average Loans	0.03	(0.01)	(0.01)	0.02	0.39	0.01	0.11
Efficiency Ratio	52.71	80.05	112.91	71.44	72.51	75.95	110.50
Adjusted Efficiency Ratio (Non-GAAP) [1]	69.73	77.27	80.68	70.06	68.06	74.25	68.14

Asset Quality Ratios	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Allowance for Loan Losses to Total Loans	1.13 %	1.16 %	1.15 %	1.22 %	1.22 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) [1]	1.16	1.20	1.21	1.30	1.29
Allowance for Loan Losses to Nonperforming Loans [3]	159.40	106.18	74.92	89.29	88.15
Allowance for Loan Losses to Noncurrent Loans [4]	233.37	135.37	90.83	118.08	117.20
Delinquent and Nonaccrual Loans to Total Loans [4] [5]	0.78	0.97	1.37	1.18	1.50
Nonperforming Loans to Total Loans [3]	0.71	1.09	1.53	1.37	1.39
Noncurrent Loans to Total Loans [4]	0.49	0.85	1.26	1.03	1.04
Nonperforming Assets to Total Assets [6]	0.51	0.74	1.07	0.98	1.04

Capital Ratios [7]	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.95 %	11.53 %	11.67 %	11.85 %	11.79 %
Tier 1 Capital (to Risk Weighted Assets)	11.95	11.53	11.67	11.85	11.79
Total Capital (to Risk Weighted Assets)	13.18	12.77	12.92	13.10	13.04
Tier 1 Leverage (to Adjusted Total Assets)	7.76	7.38	7.23	7.87	7.81

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5) Delinquent loans consist of accruing loans that are 30 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and other real estate owned.
(7) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 44

Average Balances and Yields

Community Bank

	Three Months Ended														
	December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020		
	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]
(Dollars in thousands) (Unaudited)															
Assets:															
Interest-Earning Assets:															
Loans, Net [2]	$ 1,004,827	$ 9,927	3.92 %	$ 1,004,474	$ 9,740	3.85 %	$ 1,016,868	$ 9,959	3.93 %	$ 1,031,853	$ 10,168	4.00 %	$ 1,032,942	$ 10,860	4.18 %
Debt Securities															
Taxable	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10	133,026	725	2.18
Exempt From Federal Tax	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97	13,006	96	2.95
Equity Securities	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04	2,612	20	3.06
Other Interest-Earning Assets	153,577	106	0.27	164,447	135	0.33	246,392	151	0.25	161,871	98	0.25	137,000	99	0.29
Total Interest-Earning Assets	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36	1,318,586	11,800	3.56
Noninterest-Earning Assets	100,607			88,291			82,794			92,550			94,262		
Total Assets	$ 1,477,509			$ 1,469,277			$ 1,485,664			$ 1,424,732			$ 1,412,848		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits [3]	$ 278,546	51	0.07 %	$ 275,411	48	0.07 %	$ 275,752	55	0.08 %	$ 259,065	77	0.12 %	$ 252,521	83	0.13 %
Savings [3]	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05	232,647	32	0.05
Money Market [3]	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20	198,983	131	0.26
Time Deposits [3]	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60	193,194	790	1.63
Total Interest-Bearing Deposits [3]	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43	877,345	1,036	0.47
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23	43,468	25	0.23
Other Borrowings	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31	10,543	60	2.26
Total Interest-Bearing Liabilities	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44	931,356	1,121	0.48
Noninterest-Bearing Demand Deposits	388,787			387,746			387,317			349,108			338,223		
Other Liabilities	7,800			8,019			7,999			8,869			9,176		
Total Liabilities	1,345,617			1,336,616			1,350,789			1,289,695			1,278,755		
Stockholders' Equity	131,892			132,661			134,875			135,037			134,093		
Total Liabilities and Stockholders' Equity	$ 1,477,509			$ 1,469,277			$ 1,485,664			$ 1,424,732			$ 1,412,848		
Net Interest Income (FTE) (Non-GAAP) [4]		10,272			10,051			9,977			10,017			10,679	
Net Interest-Earning Assets [5]	427,872			440,135			447,397			400,464			387,230		
Net Interest Rate Spread (FTE)(Non-GAAP) [4][6]			2.86 %			2.78 %			2.74 %			2.92 %			3.08 %
Net Interest Margin (FTE) (Non-GAAP) [4][7]			2.96			2.89			2.85			3.05			3.22
PPP Loans	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81	64,914	768	4.71

(1) Annualized based on three months ended results.
(2) Net of allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3) Includes Deposits Held for Sale.
(4) Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

CB Financial Services, Inc. (Nasdaq: CBFV)
January 2022
Page 45

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS, Adjusted ROAA and Adjusted ROAE

Community Bank

(Dollars in thousands, except share and per share data) (Unaudited)	Three Months Ended 12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	Full Year 12/31/21	12/31/20	12/31/19	12/31/18
Net Income (Loss) (GAAP)	$ 6,965	$ 1,983	$ (223)	$ 2,845	$ 3,079	$ 11,570	$(10,640)	$ 14,327	$ 7,052
Adjustments									
(Gain) Loss on Securities	(44)	(24)	(11)	(447)	(213)	(526)	(233)	(140)	63
(Gain) on Sale of Branches	(5,203)	—	—	—	—	(5,203)			
Loss (Gain) on Disposal of Fixed Assets	—	—	3	—	13	3	61	(2)	137
Tax effect	1,102	5	2	94	42	1,202	36	30	(42)
Non-Cash Charges:									
Intangible Asset and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693	—	—
Writedown on Fixed Assets	23	2	2,268	—	240	2,293	1,124	—	—
Tax Effect	—	—	—	—	(42)	—	(338)	—	—
Adjusted Net Income (Non-GAAP)	$ 2,843	$ 1,966	$ 3,217	$ 2,492	$ 3,119	$ 10,517	$ 8,703	$ 14,215	$ 7,210
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,314,537	5,390,128	5,432,234	5,436,881	5,406,068	5,392,729	5,406,290	5,448,761	5,031,130
Earnings (Loss) per Common Share - Diluted (GAAP)	$ 1.31	$ 0.37	$ (0.04)	$ 0.52	$ 0.57	$ 2.15	$ (1.97)	$ 2.63	$ 1.40
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.53	$ 0.36	$ 0.59	$ 0.46	$ 0.58	$ 1.95	$ 1.61	$ 2.61	$ 1.43
Net Income (Loss) (GAAP) (Numerator)	$ 6,965	$ 1,983	$ (223)	$ 2,845	$ 3,079	$ 11,570	$(10,640)	$ 14,327	$ 7,052
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00	1.00	1.00
Average Assets (Denominator)	1,477,509	1,469,277	1,485,664	1,424,732	1,412,848	1,464,455	1,378,074	1,311,425	1,152,558
Return on Average Assets (GAAP)	1.87 %	0.54 %	(0.06)%	0.81 %	0.87 %	0.79 %	(0.77)%	1.09 %	0.61 %
Adjusted Net Income (Non-GAAP) (Numerator)	$ 2,843	$ 1,966	$ 3,217	$ 2,492	$ 3,119	$ 10,517	$ 8,703	$ 14,215	$ 7,210
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00	1.00	1.00
Average Assets (Denominator)	1,477,509	1,469,277	1,485,664	1,424,732	1,412,848	1,464,455	1,378,074	1,311,425	1,152,558
Adjusted Return on Average Assets (Non-GAAP)	0.76 %	0.53 %	0.87 %	0.71 %	0.88 %	0.72 %	0.63 %	1.08 %	0.63 %

(Dollars in thousands) (Unaudited)	Three Months Ended 12/31/21
Net Income (GAAP) (Numerator)	$ 6,965
Annualization Factor	3.97
Average Equity (Denominator) (GAAP)	$ 131,892
Return on Average Equity (GAAP)	20.95%
Adjusted Net Income (GAAP) (Numerator)	$ 2,843
Annualization Factor	3.97
Average Equity (Denominator) (GAAP)	$ 131,892
Adjusted Return on Average Equity (Non-GAAP)	8.55%

Share Price	$ 24.20
Divided by: Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 2.15
Price to EPS (GAAP)	11.3x
Share Price	$ 24.20
Divided by: Adjusted Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 1.95
Price to Adjusted EPS (Non-GAAP)	12.4x

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 46

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 47 Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands, except share and per share data) Stockholders' Equity (GAAP) $ 133,124 $ 134,530 $ 151,097 $ 137,625 Goodwill and Intangible Assets, Net (15,027) (18,131) (38,952) (41,080) Tangible Common Equity or Tangible Book Value (Non-GAAP) $ 118,097 $ 116,399 $ 112,145 $ 96,545 Common Shares Outstanding 5,260,672 5,434,374 5,463,828 5,432,289 Book Value per Common Share (GAAP) $ 25.31 $ 24.76 $ 27.65 $ 25.33 Tangible Book Value per Common Share (Non-GAAP) $ 22.45 $ 21.42 $ 20.52 $ 17.77 Total Assets (GAAP) $ 1,425,479 $ 1,416,720 $ 1,321,537 $ 1,281,701 Goodwill and Intangible Assets, Net (15,027) (18,131) (38,952) (41,080) Tangible Assets (Non-GAAP) $ 1,410,452 $ 1,398,589 $ 1,282,585 $ 1,240,621 Stockholders' Equity to Assets (GAAP) 9.34% 9.50% 11.43% 10.74 % Tangible Common Equity / Tangible Assets (Non-GAAP) 8.37% 8.32% 8.74% 7.78 % Share Price 24.20 Price to Book Value (GAAP) 0.96x Price to Tangible Book Value (Non-GAAP) 1.08x

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 48 Non-GAAP Financial Measures: Return on Average Tangible Common Equity Three Months Ended Full Year 12/31/21 12/31/20 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) (GAAP) $ 6,965 $ 3,079 $ 11,570 $ (10,640) $ 14,327 $ 7,052 Amortization of Intangible Assets, Net 445 532 1,926 2,128 1,532 1,167 Goodwill Impairment — — 1,178 18,693 — — Adjusted Net Income (Non-GAAP) (Numerator) $ 7,410 $ 3,611 $ 14,674 $ 10,181 $ 15,859 $ 8,219 Annualization Factor 3.97 3.98 1.00 1.00 1.00 1.00 Average Stockholders' Equity (GAAP) $ 131,892 $ 134,093 $ 133,605 $ 148,132 $ 144,903 $ 119,300 Average Goodwill and Intangible Assets, Net (15,311) (18,441) (16,591) (33,207) (39,782) (30,012) Average Tangible Common Equity (Non-GAAP) (Denominator) $ 116,581 $ 115,652 $ 117,014 $ 114,925 $ 105,121 $ 89,288 Return on Average Equity (GAAP) 20.95% 9.13% 8.66% (7.18) % 9.89% 5.91 % Return on Average Tangible Common Equity (Non-GAAP) 25.22% 12.42% 12.54% 8.86% 15.09% 9.21%

Community Bank

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

	Three Months Ended					Full Year			
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20	12/31/19	12/31/18
(Dollars in thousands)									
Interest Income per Consolidated Statement of Income (GAAP)	$ 10,963	$ 10,786	$ 10,820	$ 10,988	$ 11,755	$ 43,557	$ 47,467	$ 51,031	$ 43,626
Adjustment to FTE Basis	41	41	43	40	45	172	211	251	355
Interest Income (FTE) (Non-GAAP)	$ 11,004	$ 10,827	$ 10,863	$ 11,028	$ 11,800	$ 43,729	$ 47,678	$ 51,282	$ 43,981
Interest Expense per Consolidated Statement of Income (GAAP)	732	776	886	1,011	1,121	3,405	5,563	7,857	5,949
Net Interest Income (FTE) (Non-GAAP)	$ 10,272	$ 10,051	$ 9,977	$ 10,017	$ 10,679	$ 40,324	$ 42,115	$ 43,425	$ 38,032
Net Interest Income (GAAP)	$ 10,231	$ 10,010	$ 9,934	$ 9,977	$ 10,634	$ 40,152	$ 41,904	$ 43,174	$ 37,677
Divided by: Average Interest Earning Assets	$ 1,376,902	$ 1,380,986	$ 1,402,870	$ 1,332,182	$ 1,318,586	$ 1,373,380	$ 1,268,833	$ 1,192,371	$10,592,790
Multiplied by: Annualization Factor	3.9674	3.9674	4.0110	4.0556	3.9783	1.0000	1.0000	1.0000	1.0000
Net Interest Margin (FTE) (Non-GAAP)	2.96%	2.89%	2.85%	3.05%	3.22%	2.94%	3.32%	3.64%	3.59%
Net Interest Margin (GAAP)	2.95%	2.88%	2.84%	3.04%	3.21%	2.92%	3.30%	3.62%	3.55%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 49

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

Community Bank

(Dollars in thousands)	Three Months Ended 12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	Full Year 12/31/21	12/31/20	12/31/19	12/31/18
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 9,972	$ 9,773	$ 13,722	$ 9,395	$ 9,725	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Net Interest and Dividend Income (GAAP)	10,231	10,010	9,934	9,977	10,634	40,152	41,904	43,174	37,677
Noninterest Income (GAAP)	8,689	2,198	2,219	3,174	2,778	16,280	9,471	8,567	7,686
Operating Revenue (GAAP)	18,920	12,208	12,153	13,151	13,412	56,432	51,375	51,741	45,363
Efficiency Ratio (GAAP)	52.71 %	80.05 %	112.91 %	71.44 %	72.51 %	75.95 %	110.50 %	67.57 %	76.82 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 9,972	$ 9,773	$ 13,722	$ 9,395	$ 9,725	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Less:									
Other Real Estate Owned (Income)	(30)	(89)	(26)	(38)	(39)	(183)	(69)	(103)	48
Amortization of Intangible Assets, Net	445	446	503	532	532	1,926	2,128	2,127	1,556
Intangible Assets and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693	—	—
Writedown on Fixed Assets	23	2	2,268	—	240	2,293	1,124	—	—
Merger Expense	—	—	—	—	—	—	—	—	854
Adjusted Noninterest Expense (Non-GAAP)	$ 9,534	$ 9,414	$ 9,799	$ 8,901	$ 8,992	$ 37,648	$ 34,891	$ 32,936	$ 32,390
Net Interest and Dividend Income (GAAP)	10,231	10,010	9,934	9,977	10,634	40,152	41,904	43,174	37,677
Noninterest Income (GAAP)	8,689	2,198	2,219	3,174	2,778	16,280	9,471	8,567	7,686
Less:									
Net Gain on Securities	44	24	11	447	213	526	233	140	(63)
Gain on Sale of Branches	5,203	—	—	—	—	5,203	—	—	—
Net (Loss) Gain on Disposal of Fixed Assets	—	—	(3)	—	(13)	(3)	(61)	2	(137)
Adjusted Noninterest Income (Non-GAAP)	3,442	2,174	2,211	2,727	2,578	10,554	9,299	8,425	7,886
Adjusted Operating Revenue (Non-GAAP)	13,673	12,184	12,145	12,704	13,212	50,706	51,203	51,599	45,563
Adjusted Efficiency Ratio (Non-GAAP)	69.73 %	77.27 %	80.68 %	70.06 %	68.06 %	74.25 %	68.14 %	63.83 %	71.09 %

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 50

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 51 Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets Three Months Ended Full Year 12/31/21 12/31/20 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 8,873 $ 3,687 $ 14,695 $ (9,392) $ 16,056 $ 8,590 Provision for Loan Losses 75 — (1,125) 4,000 725 2,525 Goodwill and Intangible Asset Impairment — — 1,178 18,693 — — Writedown on Fixed Assets 23 240 2,293 1,124 — — Pre-Tax, Pre-Provision ("PTPP") Net Income (Non-GAAP) (Numerator) $ 8,971 $ 3,927 $ 17,041 $ 14,425 $ 16,781 $ 11,115 Annualization Factor 3.9674 3.9783 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,477,509 $ 1,412,848 $ 1,464,455 $ 1,378,074 $ 1,311,425 $ 1,152,558 PTPP Return on Average Assets (Non-GAAP) 2.41% 1.11% 1.16% 1.05% 1.28% 0.96%